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                                                                   Exhibit 99(i)

                         [Nixon Peabody LLP Letterhead]
                                100 Summer Street
                        Boston, Massachusetts 02110-2131
                                 (617) 345-1000
                               Fax: (617) 345-1300


                                February 17, 2005


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

     Re: J. P. Morgan Global Healthcare Fund

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to J. P. Morgan Series Trust, a Massachusetts business trust (the "Trust") in connection with the issuance of the Class B and Class C shares, each par value $.001 per share (collectively, the "Shares"), of the J. P. Morgan Global Healthcare Fund, a Series of the Trust (the "Fund"), to be offered and sold pursuant to a Registration Statement on Form N-1A filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement").

     We have reviewed, insofar as it relates or pertains to the Trust and the Fund, the Registration Statement and the related Statement of Additional Information. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           NIXON PEABODY LLP